UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2008

Dover Downs Gaming & Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16791	51-0414140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02 Termination of a Material Definitive Agreement.

Patrick J. Bagley had an Amended and Restated Non-Compete Agreement (the “Agreement”) with Dover Downs Gaming & Entertainment, Inc. (hereinafter “we,” “us” or “our”) dated February 13, 2006.  The Agreement has terminated effective April 1, 2008.  At the time the Agreement was executed, Mr. Bagley, who is one of our employee Directors, was actively involved in our finance department.  Mr. Bagley was also Senior Vice President — Finance and Chief Financial Officer of Dover Motorsports, Inc. (“DVD”) and a Director of DVD.  We spun-off from DVD in 2002 and are under common control with DVD.  In connection with Mr. Bagley’s previously announced retirement from his position as an officer of DVD effective April 1, 2008, his responsibilities to us were also reduced.  Mr. Bagley will continue to be an employee Director of ours and of DVD, but will have diminished responsibilities and not be an officer of either entity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Downs Gaming & Entertainment, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: April 1, 2008